EXHIBIT 99.6

FIRST AMENDMENT

Dated as of May 25, 2004

TO

SERIES 2002-1 SUPPLEMENT

Dated as of May 7, 2002

TO

SECOND AMENDED AND RESTATED

MASTER POOLING AND SERVICING AGREEMENT

Dated as of May 25, 2004

BANK ONE, DELAWARE, NATIONAL ASSOCIATION

Transferor and Servicer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

on behalf of the Certificateholders

$300,000,000

CIRCUIT CITY CREDIT CARD MASTER TRUST

SERIES 2002-1

FIRST AMENDMENT, dated as of May 25, 2004 (this “Amendment”) to SERIES 2002-1 SUPPLEMENT, dated as of May 7, 2002, by and between BANK ONE, DELAWARE, NATIONAL ASSOCIATION (the “Bank”), as Transferor and Servicer (in such capacities, the “Transferor” and the “Servicer,” respectively) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (“Deutsche Bank” or the “Trustee”).

WHEREAS, Tyler International Funding, Inc., a Delaware corporation (“Tyler Funding”) and First North American National Bank, a national banking association (“FNANB”), the predecessors to Bank One, Delaware, National Association and the Trustee have heretofore executed and delivered an Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 (as amended, the “Original Agreement”);

WHEREAS, the Original Agreement was amended, supplemented or otherwise modified, including by the Assignment and Assumption Agreement, dated as of May [    ], 2004, among Tyler Funding, FNANB, the Bank and the Trustee;

WHEREAS, the Original Agreement was amended and restated in its entirety as of May 25, 2004, by and between the Bank, as Transferor and Servicer, and the Trustee (as amended and restated, the “Agreement”);

WHEREAS, Tyler Funding, FNANB and the Trustee have heretofore executed and delivered the Series 2002-1 Supplement, dated as of May 7, 2002 (the “Series 2002-1 Supplement”), to the Original Agreement for the issuance by the Circuit City Credit Card Master Trust (the “Trust”) of the Floating Rate Asset Backed Certificates, Series 2002-1 (the “Series 2002-1 Certificates”) and the Exchangeable Transferor Certificate;

WHEREAS, Section 13.01(b) of the Agreement provides that Bank One, as the Servicer and the Transferor, and the Trustee, without the consent of the Series 2002-1 Certificateholders, may amend the Series 2002-1 Supplement from time to time; and

WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the Series 2002-1 Supplement in the following manner.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement as supplemented by the Series 2002-1 Supplement.

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SECTION 1 (a) Amendment to Section 2. (x) Section 2 of the Series 2002-1 Supplement shall be amended as set forth below:

(i) the defined term “Class A Interest Rate Cap” shall be amended by inserting “as amended by the Assignment Agreement and as may be further amended, modified or supplemented from time to time” after “and the Interest Rate Cap Provider” in the fourth line thereof;

(ii) the defined term “Class B Interest Rate Cap” shall be amended by inserting “as amended by the Assignment Agreement and as may be further amended, modified or supplemented from time to time” after “and the Interest Rate Cap Provider” in the fourth line thereof;

(iii) the defined term “CTO Interest Rate Cap” shall be amended by inserting “as amended by the Assignment Agreement and as may be further amended, modified or supplemented from time to time” after “and the Interest Rate Cap Provider” in the fourth line thereof;

(iv) the defined term “Servicing Fee Percentage” shall be amended by deleting the defined term in its entirety and substituting therefor the following definition:

““Servicing Fee Percentage” shall mean (a) 1.50% for so long as the Transferor or an Affiliate thereof is the Servicer or (b) 2.00% if the Transferor or an Affiliate thereof is no longer the Servicer.”

(y) Section 2 of the Series 2002-1 Supplement shall be further amended by adding the following defined term:

““Assignment Agreement” shall mean the Assignment Agreement (Series 2002-1 Rate Cap Transactions), dated as of May 25, 2004, among the Bank, Tyler International Funding, Inc. (“Tyler Funding”) and the Interest Rate Cap Provider.”

(b) Amendment to Section 10. (i) Section 10 of the Series 2002-1 Supplement shall be amended by deleting clause (g) in its entirety and re-numbering clause (h) as “(g)” and clause (i) as “(h)”; and

(ii) Section 10 of the Series 2002-1 Supplement shall be further amended by deleting “any event described in clause (c), (e), (f), (g), (h) or (i)” in line 8 of the last paragraph thereof and replacing it with “any event described in clause (c), (e), (f), (g) or (h)”.

SECTION 2 Ratification of Series 2002-1 Supplement. As amended by this Amendment, the Series 2002-1 Supplement is in all respects ratified and confirmed, and the Series 2002-1 Supplement as so amended by this Amendment shall be read, taken and construed as one and the same instrument.

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SECTION 3 No Waiver. The execution and delivery of this Amendment shall not constitute a waiver of a past default under the Agreement or impair any right consequent thereon.

SECTION 4 Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

SECTION 5 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6 Effective Date. This Amendment shall become effective as of the day and year first above written.

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IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BANK ONE, DELAWARE, NATIONAL ASSOCIATION,
as Transferor and Servicer

By:	/s/ Stephen R. Etherington
Name: Stephen R. Etherington
Title: Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	/s/ Susan Barstock
Name: Susan Barstock
Title: Vice President

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